Exhibit 99.1 — Press Release

BANCORP OF NEW JERSEY REPORTS 2018 SECOND QUARTER FINANCIAL RESULTS

August 7, 2018 — Fort Lee, NJ — Bancorp of New Jersey, Inc. (NYSE American:  BKJ) (the “Company”), holding company for Bank of New Jersey (the “Bank”), today reported financial results for its second quarter and six months ended June 30, 2018. All share and per share data reported in this news release have been adjusted for a 5% stock dividend declared on June 28, 2018. Net income for the second quarter of 2018 was $1.19 million, or $0.16 per diluted share, compared to net income of $1.29 million, or $0.19 per diluted share, for the second quarter of 2017. For the year to date period, net income increased by $181,000, or 7.7% over the prior year, to $2.5 million, or $0.35 per diluted share, compared to earnings of $0.35 per diluted share for the first six months of 2017 reflecting an increase in outstanding shares due to the 5% stock dividend and stock options exercised.

2018 Highlights

•                  Net interest income for the six months ended June 30, 2018 was $13.2 million, an increase of $932,000 or 7.6%, compared to $12.3 million for the same period of 2017.

•                  Total loans were $741.1 million at June 30, 2018, up $19.9 million, or 2.8% from the December 31, 2017 balance of $721.2 million. Commercial real estate loans increased $36.4 million, offsetting decreased balances in home equity loans and residential mortgages.

•                  Noninterest-bearing demand deposits at June 30, 2018 were $152.2 million, up $18.5 million, from $133.7 million at December 31, 2017. Noninterest-bearing demand deposits represent 20.2% of total deposits as of June 30, 2018, compared to 17.0% as of December 31, 2017.

•                  Non-accrual loans decreased by $3.7 million, or 20.0%, during the six months ended June 30, 2018.

Nancy E. Graves, Bancorp of New Jersey’s President and Chief Executive Officer, stated, “Our 2018 second quarter results were consistent with our expectations. Commercial loan activity reflects local loan and deposit relationships we have cultivated. Net interest margin decreased to 3.08% from 3.15%, due to the rising costs of deposits and borrowings. Our average yield on loans declined slightly from 4.56% to 4.52%, partly due to a change in our loan mix with less construction loans outstanding at June 30, 2018.  We remain focused on increasing demand deposits and on loan pricing. Our retail franchise marketing through June 30, 2018 resulted in 945 new customer deposit accounts.  Our core growth in new customers is particularly impressive in light of the heightened competitive deposit market.”

The Bank will convert to a new core system in November. CEO Graves described the new system as offering many technological enhancements to the customer access channels. “The complete consumer and business suite of products will provide enhanced technology our current and future customers expect. This fully integrated system will result in a more robust and efficient operating environment, which will level the playing field for us as a community bank, making the Bank of New Jersey an even more attractive choice for customers.”

CEO Graves continued, “The strategic analysis of our branch network has resulted in two branch changes that will take place in the fourth quarter of this year. After ten years, we will close the leased Harrington Park branch. Given the proximity to the Haworth location, which we own, it makes sense to consolidate the two locations and continue to serve our customers and the community. Later this year we will open a branch at our new corporate headquarters in Englewood Cliffs. This 1,000 square foot branch will provide our customers with another convenient location and will be a new model which will have no lobby tellers, offering high tech solutions with personal service. We are executing on our strategies of organic growth, improving metrics and offering products and services that will continue to benefit both our customer base and shareholders.”

The following tables show information regarding our loan and deposit portfolios (in thousands):

	Period Ended
	June 30, 2018	December 31, 2017
Loan Composition
Commercial Real Estate	$610,388	$573,941
Residential Mortgages	59,715	66,497
Commercial and Industrial	25,541	27,237
Home Equity	45,110	53,199
Consumer	299	317
Total Loans	741,053	721,191
Deferred Loan Fees and Costs, net	(878)	(798)
Allowance for Loan Losses	(8,188)	(8,317)
Net Loans	$731,987	$712,076

Deposit Composition
Noninterest-Bearing Demand Deposits	$152,154	$133,661
Savings and Interest-Bearing Transaction Accounts	250,185	307,583
Time Deposits $250 and under	231,181	231,224
Time Deposits over $250	121,488	115,825
Total Deposits	$755,008	$788,293

Three and Six Months Ended June 30, 2018 Financial Review

Net Income

Net income for the second quarter of 2018 was $1.19 million compared to net income of $1.29 million for the second quarter of 2017.  This decrease was primarily due to an increase in non-interest expenses and a $325,000  provision for loan losses recognized by the Company in the second quarter of 2018, while no provision was recognized for the same period in 2017, partially offset by an increase in net interest income due to loan growth and a decrease in tax expense related to a lower federal corporate tax rate in 2018 provided by the Tax Cuts and Jobs Act (the “Tax Act”) signed into law on December 22, 2017.

Net income for the six months ended June 30, 2018 was $2.5 million, or $0.35 per diluted share, compared to $2.4 million, or $0.35 per diluted share for the six months ended June 30, 2017, an increase of $181,000 or 7.7%. The rise in net income for the six months ended June 30, 2018 was driven by an increase in net interest income and a decrease in tax expense related to a lower federal corporate tax rate in 2018 provided by the Tax Act, offset by an increase in  provision for loans losses of $650,000 and total non-interest expenses.

Net Interest Income

For the three month period ended June 30, 2018, net interest income increased by $264,000 or 4.3% versus the same period last year. For the six months ended June 30, 2018, net interest income increased by $932,000 or 7.6% versus the same period last year.

Total interest income increased by $510,000, or 6.3% for the three months ended June 30, 2018 as compared to the corresponding period last year. During the six months ended June 30, 2018, interest income increased by $1.4 million or 9.0% versus the same period last year.  This increase in interest income was primarily due to loan growth and higher interest received on cash and investment balances due to rising interest rates.

Total interest expense increased by $246,000 in the second quarter of 2018 to $2.2 million. During the six months ended June 30, 2018, interest expense increased by $494,000 or 13.4% versus the same period last year. The increase in interest expense was due to higher interest rates on deposits as market rates continue to increase in our market area and the cost associated with the planned increase in borrowings during the second quarter of 2018. We continue to face significant competition for deposits.

Provision for Loan Losses

The Company recognized a provision for loan losses of $325,000 for the three months ended June 30, 2018 and $650,000 for the six months ended June 30, 2018 compared to no provision in the three or six months ended June 30, 2017. The provision recognized in 2018 was mainly due to the growth in loans. The allowance for loan losses to total loans was 1.10% as of June 30, 2018.

Non-Interest Expense

Non-interest expense was $4.7 million during the second quarter of 2018, up from $4.3 million in the second quarter of 2017, an increase of $405,000 or 9.4%, while non-interest expense was $9.4 million for the six months ended June 30, 2018 compared to $8.8 million for the same period in 2017, an increase of $607,000 or 6.9%.

The increase was primarily in salaries and employee benefits, legal fees and occupancy and equipment expense, offset by decreases in professional fees, FDIC premiums and data processing.  The increase in salaries and employee benefits costs is associated with health insurance premium increases, annual increases and executive stock awards expenses. The increase in legal fees is mainly associated with the working out of non-performing loans. The increase in occupancy and equipment expense is related to the relocation of the corporate offices to a new location in Englewood Cliffs. The decrease in professional fees is mainly attributable to non-recurring consulting fees related to enhancing the Company’s risk management system in the prior year.

Financial Condition

At June 30, 2018, the Bank maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company’s and Bank’s Tier 1 capital to average assets ratio was 9.86%, common equity Tier 1 capital and Tier 1 capital to risk weighted assets were both 10.86% and total capital to risk weighted assets ratio was 11.93%.

Total consolidated assets decreased by $13.9 million, or 1.6%, from $887.4 million at December 31, 2017 to $873.5 million at June 30, 2018, reflecting a decrease in cash, offset by an increase in loans receivable.

Loans receivable, or “total loans,” increased from $721.2 million at December 31, 2017 to $741.1 million at June 30, 2018, an increase of $19.9 million.

Total deposits decreased by $33.3 million to $755.0 million at June 30, 2018, from $788.3 million at December 31, 2017. The decrease is mainly due to outflows of government and municipal deposits attributable to the cyclical nature of real estate tax collections and payments and the current competitive landscape of obtaining new deposits. Borrowings increased by $16.6 million during the second quarter of 2018 to $30.0 million from $13.4 million. The increase in borrowings was planned in order to offset the amortization of existing borrowings and to fund loan growth. Total borrowings are less than 4.0% of total deposits.

Loan Quality

At June 30, 2018 the Bank had non-accrual loans of $14.7 million. Included in this total are $7.0 million in Troubled Debt Restructured Loans (“TDRs”). At year-end 2017, non-accrual loans totaled $18.4 million. The reduction in non-accrual loans was mainly due to management’s continued focus on working out the non-performing loans.  Accruing loans delinquent greater than 30 days were $3.0 million as of June 30, 2018, compared to $6.3 million at December 31, 2017.

About the Company

Founded in 2006, Bancorp of New Jersey is the holding company for Bank of New Jersey, which provides traditional commercial and consumer banking products and services. The Bank’s corporate office is in Englewood Cliffs and the Bank currently has 9 branch offices located in Fort Lee, Hackensack, Haworth, Harrington Park, Englewood, Cliffside Park, and Woodcliff Lake, New Jersey. For more information about Bank of New Jersey and its products and services, please visit http://www.bonj.net or call 201-720-3201. If you would like to receive future Bancorp of New Jersey announcements electronically, please email us at shareholder@bonj.net.

Forward-Looking Statements This press release and other statements made from time to time by Bancorp of New Jersey’s management contain express and implied statements relating to our future financial condition, results of operations, credit quality, corporate objectives, and other financial and business matters, which are considered forward-looking statements. These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from those expected or implied by such forward-looking statements. Risks and uncertainties which could cause our actual results to differ materially and adversely from such forward-looking statements are included in our Annual Report on Form 10-K under Item 1a — Risk Factors and in the description of our business under Item 1, as revised by our subsequent filings with the SEC. Any statements made that are not historical facts should be considered to be forward-looking statements. You should not place undue reliance on any forward-looking statements. We undertake no obligation to update forward-looking statements or to make any public announcement when we consider forward-looking statements to no longer be accurate, whether as a result of new information of future events, except as may be required by applicable law or regulation.

Investor Relations: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Kevin Towle 212-836-9620

BANCORP OF NEW JERSEY, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share data)

	For the Three Months Ended June 30,
	2018	2017
INTEREST INCOME
Loans, including fees	$8,179	$7,684
Securities	233	189
Federal funds sold and other	261	290
TOTAL INTEREST INCOME	8,673	8,163

INTEREST EXPENSE
Savings and interest bearing transaction accounts	464	442
Time deposits	1,609	1,435
Borrowed funds	123	73
TOTAL INTEREST EXPENSE	2,196	1,950

NET INTEREST INCOME	6,477	6,213
Provision for loan losses	325	—
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,152	6,213
NON-INTEREST INCOME
Fees and service charges on deposit accounts	110	112
TOTAL NON-INTEREST INCOME	110	112

NON-INTEREST EXPENSE
Salaries and employee benefits	2,372	2,256
Occupancy and equipment expense	828	682
FDIC premiums and related expenses	148	208
Legal fees	219	57
Other real estate owned expenses	2	9
Professional fees	245	246
Data processing	205	332
Other expenses	692	516
TOTAL NON-INTEREST EXPENSE	4,711	4,306
Income before provision for income taxes	1,551	2,019
Income tax expense	361	730
Net income	$1,190	$1,289

PER SHARE OF COMMON STOCK
Basic	$0.16	$0.19
Diluted	$0.16	$0.19

BANCORP OF NEW JERSEY, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share data)

	For the Six Months Ended June 30,
	2018	2017
INTEREST INCOME
Loans, including fees	$16,327	$15,069
Securities	469	389
Federal funds sold and other	568	480
TOTAL INTEREST INCOME	17,364	15,938

INTEREST EXPENSE
Savings and interest bearing transaction accounts	881	880
Time deposits	3,123	2,643
Borrowed funds	172	160
TOTAL INTEREST EXPENSE	4,176	3,683

NET INTEREST INCOME	13,188	12,255
Provision for loan losses	650	—
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,538	12,255
NON-INTEREST INCOME
Fees and service charges on deposit accounts	205	230
TOTAL NON-INTEREST INCOME	205	230

NON-INTEREST EXPENSE
Salaries and employee benefits	4,787	4,548
Occupancy and equipment expense	1,695	1,420
FDIC premiums and related expenses	306	441
Legal fees	357	140
Other real estate owned expenses	9	11
Professional fees	493	733
Data processing	538	636
Other expenses	1,229	878
TOTAL NON-INTEREST EXPENSE	9,414	8,807
Income before provision for income taxes	3,329	3,678
Income tax expense	796	1,327
Net income	$2,533	$2,351

PER SHARE OF COMMON STOCK
Basic	$0.35	$0.35
Diluted	$0.35	$0.35

BANCORP OF NEW JERSEY, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except for per share data)

	June 30, 2018	December 31, 2017
Assets
Cash and due from banks	$4,688	$1,627
Interest bearing deposits	55,257	90,540
Federal funds sold	453	452
Total cash and cash equivalents	60,398	92,619
Interest bearing time deposits	1,000	1,000
Securities available for sale	51,433	53,234
Securities held to maturity (fair value $5,852 and $6,058 at June 30, 2018 and December 31, 2017, respectively)	5,852	6,058
Restricted investment in bank stock, at cost	2,265	1,380
Loans receivable	741,053	721,191
Deferred loan fees and costs, net	(878)	(798)
Allowance for loan losses	(8,188)	(8,317)
Net loans	731,987	712,076
Premises and equipment, net	13,463	13,725
Accrued interest receivable	2,676	2,695
Other real estate owned	—	415
Other assets	4,407	4,205
Total assets	$873,481	$887,407
Liabilities and Stockholders’ Equity
LIABILITIES:
Deposits:
Noninterest-bearing demand deposits	$152,154	$133,661
Savings and interest bearing transaction accounts	250,185	307,583
Time deposits $250 and under	231,181	231,224
Time deposits over $250	121,488	115,825
Total deposits	755,008	788,293
Borrowed funds	30,034	13,385
Accrued expenses and other liabilities	2,576	2,420
Total liabilities	787,618	804,098
Stockholders’ equity:
Common stock, no par value, authorized 20,000,000 shares; issued and outstanding 7,295,492 at June 30, 2018 and 6,932,690 at December 31, 2017	76,574	70,182
Retained earnings	9,866	13,482
Accumulated other comprehensive loss	(577)	(355)
Total stockholders’ equity	85,863	83,309
Total liabilities and stockholders’ equity	$873,481	$887,407